Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the inclusion in this Pre-Effective Amendment to Registration Statement on Form S-1 of our report dated October 1, 2025, relating to the financial statement of VanEck Solana ETF, as of September 24, 2025, and to the references to our firm under the heading “Experts” in such Registration Statement.
/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Towson, Maryland
October 1, 2025

COHEN & COMPANY, LTD. Registered with the Public Company Accounting Oversight Board

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